TRIDENT SECURITIES
                     A DIVISION OF MCDONALD INVESTMENTS INC.
                               INVESTMENT BANKING

                            THE PINNACLE, SUITE 650
                           3455 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                            TELEPHONE (404)495-2011
                            FACSIMILE (404)495-2008


                                        June 11, 2002



Board of Directors
Community Financial Group, Inc.
401 Church Street
Nashville, TN 37219

Members of the Board:

     We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Community Financial Group, Inc.
to be signed and dated the date of the Proxy Statement-Prospectus that is a part of this Registration Statement, under the caption "Opinion of Community Financial's Financial Advisor," and to the inclusion of such opinion letter as Appendix B to the Proxy Statement-Prospectus that is a part of this Registration Statement.


                                        TRIDENT SECURITIES
                                        a division of McDonald Investments Inc.



                                        By /s/David Brown
                                           --------------------------








                                  Exhibit 23.5